AMENDMENT NO. 1
                                     to the
                        ADMINISTRATIVE SERVICES AGREEMENT


     AMENDMENT, dated as of January 5, 2001, to the Administrative Services letter agreement dated as of May 25, 2000 (the "Agreement"), by and between Bankers Trust Company ("Adviser") and Columbus Life Insurance Company ("Life Company").

     WHEREAS, Life Company and Adviser wish to revise Exhibit A to the Agreement;

     NOW, THEREFORE, Life Company and Adviser hereby agree as follows:

          1. Exhibit A to the Agreement is hereby amended, and restated in its entirety, by the Exhibit A attached to this Amendment.

     Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

BANKERS TRUST COMPANY                        COLUMBUS LIFE
                                             INSURANCE COMPANY

By:____________________________              By:______________________________
Name:                                        Name: Mark A. Wilkerson
Title:                                       Title:  Senior Vice President

                                    Exhibit A
                                     to the
  Administrative Service letter agreement by and between Bankers Trust Company and Columbus Life Insurance Company

                       (Revised effective January 5, 2001)

                       Deutsche Asset Management VIT Funds
                                      Fees

Portfolio                                       Fees for Administrative Services

Deutsche VIT EAFE(R)Equity Index                10 basis points
Deutsche VIT Equity 500 Index                   10 basis points
Deutsche VIT Small Cap Index                    10 basis points